Exhibit 99.2 Contacts:

Cindy Warner

Investor Relations

NutriSystem, Inc.

215-346-8136

cwarner@nutrisystem.com

Peggy Connot
Public Relations

Schwan's Home Service, Inc.

507-537-8550

peggy.connot@schwans.com

NutriSystem Announces Alliance with Schwan's Home Delivery Service to Expand Menu Offering into Frozen Foods

Horsham, Pa. (November 17, 2008) -- NutriSystem, Inc., a leading provider of weight management products and services, announced today that it has entered into an agreement with Schwan's Home Service, Inc., the home delivery division of The Schwan Food Company, a leading provider of fine frozen foods, for the development and distribution of frozen foods under the NutriSystem brand. Through this alliance, NutriSystem and Schwan's Home Service will create NutriSystem Select, a new line of frozen foods that will enhance NutriSystem's tradition of effective weight loss and weight management. The new line will be NutriSystem's first frozen food offering in its portfolio of weight loss programs. The full national launch of NutriSystem Select is expected to take place in the first quarter of 2009.

The partnership will allow NutriSystem and Schwan's to provide clients with premium frozen foods that complement NutriSystem's prepared food weight loss programs and adhere to NutriSystem's unique nutritional guidelines. The new program is designed to be delivered through Schwan's home delivery infrastructure.

"I am thrilled to announce our alliance with Schwan's Home Service," said Joe Redling, NutriSystem's Chairman and Chief Executive Officer. "Moving into the frozen food category and expanding our customer base through Schwan's home delivery infrastructure is intended to solidify our position as a major player in the weight loss category."

"We are pleased to announce this new business alliance with NutriSystem as it offers our companies an innovative solution for the consumer in the weight loss market," said Greg Flack, chief executive officer, president and chief operating officer of The Schwan Food Company. "The partnering of our companies affords us the ability to unite and optimize our individual expertise together in order to deliver great tasting healthful products for the consumer with the convenience of home delivery."

The alliance will give NutriSystem access to Schwan's multiple offerings including product development practices, supply chain, test kitchens and extensive consumer base. In addition, Schwan's customers will have the ability to utilize NutriSystem's weight loss services and programs.

For more information, please visit www.nutrisystem.com or www.schwans.com.

About NutriSystem, Inc.

Founded in 1972, NutriSystem is a leading provider of weight management products and services. The company offers a weight-loss program based on portion-controlled, lower Glycemic Index prepared meals. The program has no membership fees and provides free online and telephone counseling. NutriSystem now stands as a constant pillar of support and information for those looking to lose weight in a busy world. As an Internet force, its wide-ranging web content, combined with its knowledgeable and professional counselors, equals a powerful resource for all dieting consumers. NutriSystem believes in its clients and is there to help them, every day and every step of the way. For more information, visit http://www.nutrisystem.com.

About Schwan's Home Service, Inc.

SCHWAN'S HOME SERVICE, INC., a business unit of The Schwan Food Company, markets and distributes approximately 400 fine frozen foods under the Schwan's® brand through home-delivery and on line ordering services. Featured product lines include the company's signature ice cream, pizza, choice meats, seafood, ethnic specialties, breakfast items and desserts and more. Schwan's Home Service, headquartered in Marshall, Minn., has nearly 500 local sales and distribution centers located across the 48 contiguous United States. For more information, visit www.schwans.com.

Forward-Looking Statement Disclaimer

This press release may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding the launch of NutriSystem Select, the effect of the alliance between NutriSystem and Schwan's, and other statements that are not statements of historical fact constitute forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, which are described in NutriSystem, Inc.'s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. NutriSystem, Inc. undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

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